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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                  May 19, 2000

                Date of Report (Date of earliest event reported)




                                    8X8, INC.
             (Exact name of registrant as specified in its charter)



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
          Delaware                      333-15627               77-0142404
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
    of incorporation)                                        Identification No.)
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                            2445 Mission College Blvd
--------------------------------------------------------------------------------
                          Santa Clara, California 95054
                    (Address of principal executive offices)

                                 (408) 727-1885
               (Registrant's telephone number, including area code

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ITEM 5.

     On May 19, 2000, 8x8, Inc., a Delaware corporation doing business as Netergy Networks, Inc. ("Netergy") entered into a Share Exchange Agreement ("Exchange Agreement") by and among Netergy, U|Force, Inc. ("U|Force") and all of the shareholders of U|Force and indirect owners of shares of U|Force whereby Netergy will acquire all of the shares of capital stock of U|Force from the holders of the capital stock of U|Force, as is more fully described in the Exchange Agreement. A copy of the Exchange Agreement is attached hereto as
Exhibit 2.1 and is incorporated herein by reference.

     On May 19, 2000, Netergy issued a press release announcing the execution of the Exchange Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

     On May 22, 2000, Netergy issued a press release announcing the sale of certain assets and the licensing of certain technologies to Interlogix, Inc., a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBIT C.

     (a)  Financial statements of Business Acquired. Not applicable.

     (b)  Pro Forma Financial Information. Not applicable.

     (c)  Exhibits. Not applicable.

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
          Exhibit Number      Description
          --------------      -----------
               2.1            Share Exchange Agreement, dated as of May 19, 2000,
                              by and among Netergy, U|Force, all of the shareholders
                              of U|Force and indirect owners of the shares of U|Force.

              99.1            Press release dated May 19, 2000

              99.2            Press release dated May 22, 2000
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        8X8, INC.


Dated: May 23, 2000
                                        By:  /s/ Paul Voois
                                           -----------------------
                                           Paul Voois
                                           President and
                                           Chief Executive Officer

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                                  EXHIBIT INDEX

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
Exhibit Number      Description
--------------      -----------
     2.1            Share Exchange Agreement, dated as of May 19, 2000, by and
                    among Netergy, U|Force, all of the shareholders of U|Force and indirect owners of the shares of U|Force.

    99.1            Press release dated May 19, 2000

    99.2            Press release dated May 22, 2000
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